PRIME MEDICAL SERVICES, INC. AND SUBSIDIARIES
                     COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               FOR THE YEARS ENDED DECEMBER 31, 2000, 1999, 1998, 1997 and 1996


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

                                                                       Years Ended December 31,
                                                 2000            1999           1998            1997           1996
                                              ------------    ------------   ------------    ------------   ------------


Income before income taxes
     and after minority interests                 $17,383         $24,471        $18,171         $20,651        $10,957

Undistributed equity income                          (274)           (583)          (102)           (408)             -

Minority interest income of subsidiaries
     with fixed charges                            11,684           3,726          1,823           6,074          7,000
                                              ------------    ------------   ------------    ------------   ------------

Adjusted earnings                                  28,793          27,614         19,892          26,317         17,957
                                              ------------    ------------   ------------    ------------   ------------

Interest on debt                                   10,563           9,408          8,469           7,477          5,977

Debt issuance costs                                   173             566          4,978             360          2,735
                                              ------------    ------------   ------------    ------------   ------------

Total fixed charges                                10,736           9,974         13,447           7,837          8,712
                                              ------------    ------------   ------------    ------------   ------------

Total available earnings
     before fixed charges                         $39,529         $37,588        $33,339         $34,154        $26,669
                                              ============    ============   ============    ============   ============

Ratio                                                 3.7             3.8            2.5             4.4            3.1
                                              ============    ============   ============    ============   ============

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